March 2017 Financial information for year ended December 31, 2016 NASDAQ: TIPT INVESTOR PRESENTATION - 2016 Exhibit 99.2

1 LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in TFP that is not owned by Tiptree and certain other operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. DISCLAIMERS

OVERVIEW & FINANCIAL RESULTS Key Highlights

3 Revenue $567.2 million 29.4% vs. prior year Adjusted EBITDA (1) $78.9 million 35.1% vs. prior year Book Value per share, as exchanged (1) $10.14 13.9% vs. 12/31/15 Income from continuing operations $32.3 million vs. prior year loss of $13.8 million 2016 PERFORMANCE SUMMARY þ Specialty Insurance operations produced gross written premiums of $708 million, up 3%, while maintaining strong underwriting performance with combined ratio of 89.5% • The investment portfolio grew to $352 million and yielded an 8.0% average annualized return þ Asset Management operations, benefiting from improving credit markets, contributed $25.3 million of pre-tax profits, up from a loss of $6.8 million in 2015, with fee-earning AUM remaining steady at $1.9 billion þ Senior Living operations completed five acquisitions for $106 million, bringing total aggregate purchase price to $338 million • $61 million of revenue in 2016, up 32% from prior year while expanding NOI margins þ Mortgage originations in the Specialty Finance operations were $1.9 billion, a 49% increase from 2015 þ In 2016, re-purchased 6.8m shares, or 16% of outstanding shares as of 12/31/2015, at an average 30% discount to our book value per share þ Returned an additional $4.0m in dividends, bringing total to $47.8m returned to shareholders in 2016 Business highlights Shareholder value creation (1) For a reconciliation of Non-GAAP metrics Adjusted EBITDA and book value per share as exchanged to GAAP financials, see the Appendix. Financial Results

4 2014 2015 2016 $(0.10) $0.17 $0.78 ($ in millions, except per share information) 2014 2015 2016 Market Enterprise Value (2) $503.5 $381.9 $380.7 TTM Adjusted EBITDA $58.9 $58.4 $78.9 Implied market EV multiple 8.5x 6.5x 4.8x Book Enterprise Value (3) $541.1 $500.3 $526.1 Implied book EV multiple 9.2x 8.6x 6.7x Diluted earnings per class A share IMPROVING FINANCIAL PERFORMANCE Tiptree enterprise value • Focused, re-investment in core businesses • Improved financial results in each operating segment • Re-purchased 6.8m shares in 2016, or 16% of 12/31/15 outstanding, at an average 30% discount to book value per share (1) See the appendix for a reconciliation of book value per share as exchanged and Adjusted EBITDA (2) Market Enterprise Value = share price on final day of each quarter multiplied by total Class A & B shares, plus Secured Corporate Credit Agreements, plus preferred trust securities, plus NCI - other, less cash (3) Book Enterprise Value = Total Stockholders Equity plus Secured Corporate Credit Agreements and preferred trust securities, less cash Operational drivers Book value per share (1) as exchanged Adjusted EBITDA (1) 2014 2015 2016 $9.00 $8.90 $10.14 2014 2015 2016 $58.9 $58.4 $78.9 Total shares outstanding 41.60 42.95 36.44

SEGMENT PERFORMANCE SUMMARY

($ in millions)

Pre-tax income

from continuing operations



$43.3
Total: $55.7m increase
8.2
Specialty Finance
25.3
Asset Management
$(12.4)
6.3
32.0
46.8
Specialty Insurance
(6.8)
(5.8)
Senior Living
(9.5)
(31.1)
Corporate & Other
(34.4)
2015
2016

Adjusted EBITDA[1]



$78.9
Total: $20.5m increase
$58.4
10.5
Specialty Finance
10.5
Senior Living
$32.5[2]
25.3
Asset Management
$25.9
5.9
6.6
60.5
Specialty Insurance
43.3
(6.8)
(27.9)
Corporate & Other
(23.2)
2015
2016

The key drivers for improvement in performance include:

+ Specialty Insurance: revenue growth driven by increases in net written premiums with improved investment income supporting growth in earnings
+ Asset Management: increases driven by recovery of fair market valuations and higher distributions on CLO sub-notes, combined with increases in management incentive fees
+ Senior Living: improved margins at existing properties and addition of rental and related income from acquisitions increased overall revenues
+ Specialty Finance: growth in mortgage origination volumes and gain on sale margins as a result of strong market conditions and increased production headcount
- Corporate: higher compensation, audit and consulting expenses driven by efforts to improve financial infrastructure and increased incentive compensation due to substantially improved performance
  - ☑ All material weaknesses remediated and our Corporate infrastructure is substantially in place

(1) Adjusted EBITDA includes income from continuing and discontinued operations - see appendix for reconciliation.
(2) Discontinued Operations includes PFG operations and gain on sale for 2015

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Year Ended December 31, 2016 KEY PERFORMANCE HIGHLIGHTS

SPECIALTY INSURANCE

($ in millions)

Key financials [1]

	2015	2016	V%
Gross Written Premiums	$686.0	$708.3	3.3 %
Revenue	$330.9	$394.2	19.1 %
Pre-tax income	$32.0	$46.8	46.3 %
Adjusted EBITDA	$43.3	$60.5	39.7 %
Combined ratio, as adjusted	87.4%	89.5%	2.1 %

Insurance products



Net Written Premiums
$182.1
18.4
42.0
121.7
$337.2
33.5
46.1
138.0
119.6
2015
2016



Underwriting Margin
as adjusted (1)
$110.0
11.3
5.5
31.8
61.4
$107.7
10.0
9.1
23.8
64.8
Services & other
Programs
Warranty
Credit protection
2015
2016

(1) See the appendix for a reconciliation of Non-GAAP measures underwriting margin as adjusted, combined ratio as adjusted and Adjusted EBITDA to GAAP financials.

2016 financial highlights

Revenues, pre-tax income and Adjusted EBITDA up year-over-year driven by:

- ✓ Investment income of $24.6m, up $18.8m from 2015
- ✓ Credit protection underwriting margin of $64.8m, up 5%
- ✓ Programs underwriting margin of $9.1m, up 65%

Partially offset by:

- A decrease in warranty underwriting margin as competitive pressures remain for mobile protection products

Operational highlights & outlook

- Contributed approximately $103m of shareholder capital in 2016
- Upgraded by A.M. Best to "A-"
- Net written premiums grew by $155m or 85.2%, driven by growth across all product lines, including the assumption of $138m of premiums in the credit business
- We expect growth to be driven by expanding Warranty and Program product offerings

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SPECIALTY INSURANCE - INVESTMENT PORTFOLIO

($ in millions)

Investments [1]

	2014	2015	2016
Cash & cash equivalents	$11.1	$13.9	$26.0
Available for sale securities, at fair value	171.1	184.7	146.2
Equity securities, at fair value	—	3.8	48.6
Loans, at fair value, net [2]	—	60.1	103.9
Real estate, net	—	2.2	23.6
Other investments	3.8	4.2	4.0
Net investments [2]	$186.0	$268.9	$352.3

Investment income



$24.6
4.7
10.0
13.0
(3.2)
$5.7
1.6
5.5
(0.6)
(0.8)
2015
2016
2.5%
8.0%
Realized gains (losses)
Unrealized gains
• Loans - $2.7
• Equities - $7.3
Net Investment Income
Interest expense
Average Annualized Yield % (3)

Overview

We actively manage our investment portfolio to achieve a balance of two primary objectives:

- Cash and liquid short and medium term securities to cover near-term claims obligations
- Enhanced risk-adjusted returns through selective alternative investments with a focus on longer-term repeatable net investment income

2016 highlights

- Net investments grew $83.4 million, or 31% from year-end 2015
- Significant improvement in our average annualized yield driven by increased allocation to higher returning assets

(1) See the appendix for a reconciliation of Non-GAAP measures net investments and net portfolio income to GAAP financials.
(2) Net of non-recourse asset based financing of $146.5 million and $54.0 million for 2016 and 2015, respectively
(3) Average Annualized Yield % represents the ratio of net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior five quarters total investments less investment portfolio debt plus cash.

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9 As adjusted revenue components (1) 2016 financial highlights Significant year-over-year improvement in pre-tax income • Fee revenue increases primarily driven by incentive fees on older vintage CLOs • $2.6m of unrealized and realized gains contributed positive earnings Recent developments and outlook Recent sales reduced investments in CLOs to $41.4m as of January 2017 Continuing to pursue growth opportunities • Leveraging performance to target raising funds in other vehicles or managed accounts Key financials (1) ASSET MANAGEMENT 2.6 15.7 14.7 15.7 12.0 10.7 12.2 9.0 3.6 2.9 (10.1) (29.1) -$0.1 $36.0 Other income Distributions (sub-notes) Unrealized & realized gains (losses) 20152014 Average net assets, at fair value$103.6$143.9 1) See the appendix for a reconciliation of Adjusted EBITDA and As Adjusted Revenue to GAAP financials. (2) AUM is estimated and unaudited. Consists of NOPCB for CLOs, excludes Credit Opportunities Fund as it was not earning third party fees as of 12/31/2016. $(0.1) $33.4 2015 2016 $V Fee-earning AUM(2) ($B) $1.9 $1.9 $0.0 Revenue $6.8 $13.1 $6.3 Income attributable to CLOs $(6.9) $20.3 $27.2 Pre-tax Income $(6.8) $25.3 $32.1 Adjusted EBITDA $(6.8) $25.3 $32.1 2016 $81.6 $26.6 Management & incentive fees As Adjusted Revenues ($ in millions)

SENIOR LIVING

($ in millions)

Key financials [1]

	2015	2016	V%
Revenue	$46.1	$60.7	31.7 %
Pre-tax income	$(9.5)	$(5.8)	38.9 %
Adjusted EBITDA	$6.6	$10.5	59.1 %
Net Operating Income (NOI)	$16.1	$22.1	37.3 %
Accumulated depreciation [2]	$24.1	$38.2	58.5 %

NOI by product



Managed properties
Triple net leases
$38.9
$9.6
$52.0
$14.5
$6.5
$7.7
2015
2016
2015
2016
NOI (1) margin %
24.6%
27.8%
Revenues
Net Operating Income

(1) For explanation of Adjusted EBITDA, NOI, NOI Margin % and reconciliation to GAAP real estate segment pre-tax income, see the Appendix.
(2) Includes accumulated depreciation and in-place lease amortization.

2016 highlights and outlook

Improvement in pre-tax income of 38.9% primarily driven by increases in rental revenue which outpaced higher depreciation & other expenses from recently acquired properties

Property overview

Property type	2014	2015	2016*
Managed properties	106.6	135.7	220.3
NNN leases	42.7	97.2	106.6
Total purchase price	**$149.3**	**$232.9**	**$326.9**
Debt outstanding	108.2	166.7	240.8
Average ownership	*84.9%*	*87.8%*	*86.0%*
Number of properties	*13*	*24*	*28*

*Excludes $11.5m of real estate managed by Care and owned by our insurance subsidiary

Adjusted EBITDA of $10.5m, up 59.1% driven by improving NOI margins and acquisitions

Expect to see continued EBITDA growth through:

- ✓ NOI improvement driven by increases in occupancy rates, property improvements and expense management
- ✓ Additional property acquisitions - Completed 2 acquisitions in Jan/Feb for $24.7m aggregate purchase price

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11 Revenue Adjusted EBITDA WELL POSITIONED FOR 2017 AND BEYOND Performance is expected to benefit from: • Continued growth in specialty insurance written premiums • Improvements in long-term, net investment income as our specialty insurance investment portfolio grows with written premiums • Increasing NOI in our senior living operations through stabilizing existing properties and acquisitions • A reduction in expenses over time as a result of improved corporate infrastructure • Re-investing capital from non-core asset sales into our businesses 2015 2016 $438.5 $567.2 2015 2016 25.9 $78.9 32.5 $58.4 2016 highlights ü Significant improvement in financial performance ü Further progress on moving toward more stable, repeatable earnings ü Returned $47.8 million to shareholders through buy-backs and dividends ü Continued to re-invest in core businesses (1) (1) See the appendix for a reconciliation of Adjusted EBITDA to GAAP financials. Discontinued operations Continuing operations Looking ahead ...

APPENDIX

NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

($ in thousands, unaudited)

	Year Ended December 31,		
	2016	2015	2014
Net income (loss) available to Class A common stockholders	$ 25,320	$ 5,779	$ (1,710)
Add: net (loss) income attributable to noncontrolling interests	7,018	3,023	6,294
Less: net income from discontinued operations	—	22,618	$ 7,937
Income (loss) from Continuing Operations of the Company	$ 32,338	$ (13,816)	$ (3,353)
Consolidated interest expense	29,701	23,491	12,541
Consolidated income taxes	10,978	1,377	4,141
Consolidated depreciation and amortization expense	28,468	45,124	$ 11,945
EBITDA from Continuing Operations	$ 101,485	$ 56,176	$ 25,274
Consolidated non-corporate and non-acquisition related interest expense[1]	(19,183)	(11,861)	(7,265)
Effects of Purchase Accounting[2]	(5,054)	(24,166)	—
Non-cash fair value adjustments[3]	2,693	(1,300)	—
Significant acquisition expenses[4]	711	1,859	6,121
Separation expense adjustments[5]	(1,736)	5,209	—
Adjusted EBITDA from Continuing Operations of the Company	**$ 78,916**	**$ 25,917**	**$ 24,130**
Income from Discontinued Operations of the Company	$ —	$ 22,618	$ 7,937
Consolidated interest expense	—	5,226	11,475
Consolidated income taxes	—	3,796	5,525
Consolidated depreciation and amortization expense	—	862	4,379
EBITDA from Discontinued Operations	$ —	$ 32,502	$ 29,316
Significant relocation costs[6]	—	—	5,477
Adjusted EBITDA from Discontinued Operations of the Company	**$ —**	**$ 32,502**	**$ 34,793**
Adjusted EBITDA of the Company	**$ 78,916**	**$ 58,419**	**$ 58,923**

(1) The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the specialty insurance, asset management, senior living and specialty finance segments.

(2) Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3) For our senior living segment, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level. For Reliance, Adjusted EBITDA excludes the impact of changes in contingent earn-outs.

(4) Acquisition costs include legal, taxes, banker fees and other costs associated with senior living acquisitions in 2016 and 2015 and the Fortegra acquisition in 2014.

(5) Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

(6) Significant relocation costs for discontinued operations included expenses incurred in connection with the move of PFAS's physical location from New Jersey to Philadelphia for the year ended December 31, 2014.

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NON-GAAP RECONCILIATIONS - EBITDA AND ADJUSTED EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that consolidated EBITDA and Adjusted EBITDA on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Beginning in 2016 the Company Adjusted EBITDA will also be used in determining incentive compensation for the Company's executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company's presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

Segment EBITDA and Adjusted EBITDA - Years Ended December 31, 2016, 2015 and 2014

($ in thousands)	Specialty insurance			Asset management			Senior living			Specialty finance			Corporate and other			Total		
	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014
Pre-tax income/(loss)	$ 46,804	$ 32,012	$ (3,171)	$ 25,264	$ (6,753)	$ 18,191	$ (5,824)	$ (9,535)	$ 3,171	$ 8,170	$ 6,265	$(1,962)	$(31,098)	$(34,428)	$(15,441)	$ 43,316	$(12,439)	$ 788
Add back:																		
Interest expense	9,244	6,968	637	746	539	1,595	8,691	6,796	4,111	6,290	3,558	1,530	4,730	5,630	4,668	29,701	23,491	12,541
Depreciation and amortization expenses	13,184	29,673	4,265	—	—	—	14,166	14,546	7,181	870	760	499	248	145	—	28,468	45,124	11,945
Segment EBITDA	$ 69,232	$ 68,653	$ 1,731	$ 26,010	$ (6,214)	$ 19,786	$ 17,033	$ 11,807	$ 14,463	$15,330	$10,583	$ 67	$(26,120)	$(28,653)	$(10,773)	$101,485	$ 56,176	$25,274
EBITDA adjustments:																		
Asset-specific debt interest	(3,652)	(1,138)	(29)	(746)	(539)	(1,595)	(8,691)	(6,796)	(4,111)	(6,094)	(3,388)	(1,530)	—	—	—	(19,183)	(11,861)	(7,265)
Effects of purchase accounting	(5,054)	(24,166)	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,054)	(24,166)	—
Non-cash fair value adjustments	—	—	—	—	—	—	1,416	—	—	1,277	(1,300)	—	—	—	—	2,693	(1,300)	—
Significant acquisition expenses	—	—	6,121	—	—	—	711	1,579	—	—	—	—	—	280	—	711	1,859	6,121
Separation expenses	—	—	—	—	—	—	—	—	—	—	—	—	(1,736)	5,209	—	(1,736)	5,209	—
Segment Adjusted EBITDA	$ 60,526	$ 43,349	$ 7,823	$ 25,264	$ (6,753)	$ 18,191	$ 10,469	$ 6,590	$ 10,352	$10,513	$ 5,895	$(1,463)	$(27,856)	$(23,164)	$(10,773)	$ 78,916	$ 25,917	$24,130

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NON-GAAP RECONCILIATIONS - BOOK VALUE PER SHARE, AS EXCHANGED

Management uses Book value per share, as exchanged, which is a non-GAAP financial measure. As exchanged assumes full exchange of the limited partners units of TFP for Tiptree Class A common stock. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Tiptree's book value per share, as exchanged, was $10.14 as of December 31, 2016 compared with $8.90 as of December 31, 2015. Total stockholders' equity, net of other non-controlling interests for the Company was $369.5 million as of December 31, 2016, which comprised total stockholders' equity of $390.1 million adjusted for $20.6 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care. Total stockholders' equity, net of other non-controlling interests for the Company was $382.1 million as of December 31, 2015, which comprised total stockholders' equity of $397.7 million adjusted for $15.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company. Additionally, the Company's book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP which is equal to the number of Class B outstanding shares. The total shares as of December 31, 2016 and December 31, 2015 were 36.4 million and 42.9 million, respectively.

($ in thousands, unaudited, except per share information)	Year ended December 31,				
	2016	2015	2014	2013	2012
Total stockholders' equity	$ 390,144	$ 397,694	$ 401,621	$ 396,900	$ 342,318
Less non-controlling interest - other	20,636	15,576	27,015	20,200	6,771
Total stockholders equity, net of non-controlling interests - other	$ 369,508	$ 382,118	$ 374,606	$ 376,700	$ 335,547
Total Class A shares outstanding [1]	28,388	34,900	31,830	10,556	10,226
Total Class B shares outstanding	8,049	8,049	9,770	30,969	30,969
Total shares outstanding	36,437	42,949	41,601	41,525	41,195
Book value per share, as exchanged [2]	$ 10.14	$ 8.90	$ 9.00	$ 9.07	$ 8.15

(1) As of December 31, 2016, excludes 6,596,000 shares of Class A common stock held by subsidiaries of the Company. See Note 24—Earnings per Share, in the Form 10-K for December 31, 2016, for further discussion of potential dilution from warrants.
(2) Dilution impact from options in the money on Book Value per share is $0.19 per share as of December 31, 2016; Options expire June 30, 2017

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table provides a reconciliation between as adjusted underwriting margin and pre-tax income for the fiscal years ended December 31, 2016 and 2015. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

($ in thousands, unaudited)	Year Ended December 31,					
	GAAP		Non-GAAP adjustments		Non-GAAP - As Adjusted	
	2016	2015	2016	2015	2016	2015
Revenues:						
Net earned premiums	$ 229,436	$ 166,265	$ —	$ —	$ 229,436	$ 166,265
Service and administrative fees	109,348	106,525	5,638	19,518	114,986	126,043
Ceding commissions	24,784	43,217	416	3,410	25,200	46,627
Other income	2,859	8,361	—	—	2,859	8,361
Less underwriting expenses:						
Policy and contract benefits	106,784	86,312	—	—	106,784	86,312
Commission expense	147,253	105,751	10,745	45,166	157,998	150,917
Underwriting Margin - Non-GAAP	$ 112,390	$ 132,305	$ (4,691)	$ (22,238)	$ 107,699	$ 110,067
Less operating expenses:						
Employee compensation and benefits	37,937	38,786	—	—	37,937	38,786
Other expenses	32,964	31,386	363	1,928	33,327	33,314
Combined Ratio	*87.9%*	*77.9%*	—	—	*89.5%*	*87.4%*
Plus investment revenues:						
Net investment income	12,981	5,455	—	—	12,981	5,455
Net realized and unrealized gains	14,762	1,065	—	—	14,762	1,065
Less other expenses:						
Interest expense	9,244	6,968	—	—	9,244	6,968
Depreciation and amortization expenses	13,184	29,673	(3,282)	(19,320)	9,902	10,353
Pre-tax income (loss)	$ 46,804	$ 32,012	$ (1,772)	$ (4,846)	45,032	27,166

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NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE

The following table presents product specific revenue and expenses within the specialty insurance segment for the fiscal years ended December 31, 2016 and 2015. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - As Adjusted Underwriting Margin. For the same reasons that we adjust our combined ratio for the effects of purchase accounting, VOBA impacts can also mask the actual relationship between revenues earned and the offsetting reductions in commissions paid, and thus the period over period net financial impact of the risk retained by the Company. As such, we believe that presenting underwriting margin provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

($ in thousands, unaudited)	Year Ended December 31,									
	Credit Protection		Warranty		Programs		Services and Other		Insurance Total	
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
As Adjusted Revenues:										
Net earned premiums	$ 161,480	$ 120,936	$ 36,848	$ 29,810	$ 31,108	$ 15,519	$ —	$ —	$ 229,436	$ 166,265
Service and administrative fees	44,978	35,380	51,015	76,373	10,888	4,719	8,104	9,572	114,985	126,044
Ceding commissions	25,197	46,601	2	26	—	—	—	—	25,199	46,627
Other income	283	280	63	5,877	5	115	2,508	2,089	2,859	8,361
Less product specific expenses:										
Policy and contract benefits	38,966	27,199	40,339	46,373	27,470	12,581	8	159	106,783	86,312
Commission expense	128,203	114,645	23,776	33,868	5,436	2,233	583	170	157,998	150,916
As Adjusted underwriting margin	$ 64,769	$ 61,353	$ 23,813	$ 31,845	$ 9,095	$ 5,539	$ 10,021	$ 11,332	$ 107,698	$ 110,069

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18 The investment portfolio consists of assets contributed by Tiptree, cash generated from operations, and from insurance premiums written. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations. In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income. NON-GAAP RECONCILIATIONS - SPECIALTY INSURANCE ($ in thousands, unaudited) Year Ended December 31, 2016 2015 2014 Total Investments $ 472,800 $ 308,965 $ 174,900 Investment portfolio debt (146,544) (54,011) — Cash and cash equivalents 26,020 13,909 11,072 Net investments - Non-GAAP $ 352,276 $ 268,863 $ 185,972 Net investment income 12,981 5,455 279 Realized gains (losses) 4,720 (568) 5 Unrealized gains (losses) 10,042 1,633 — Interest expense (3,155) (832) — Net portfolio income - Non-GAAP $ 24,588 $ 5,688 $ 284 Average Annualized Yield % (1) 8.0% 2.5% NM% (1) Average Annualized Yield % represents the ratio of net investment income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior five quarters total investments less investment portfolio debt plus cash. NM% represents “not meaningful” as the results in the table represent one month of Fortegra income.

NON-GAAP RECONCILIATIONS - ASSET MANAGEMENT

The Company earns revenues from CLOs under management, whether consolidated or deconsolidated, which include fees earned for managing the CLOs, distributions received from the Company's holdings of subordinated notes issued by the CLOs and realized and unrealized gains and losses from the Company's holdings of subordinated notes. The revenue associated with the management fees and distributions earned and gains and losses on the subordinated notes attributable to the consolidated CLOs are reported as "net income (loss) attributable to the consolidated CLOs" in the Company's financial statements. The table below shows the Company's share of the results attributable to the CLOs, which were consolidated, on a deconsolidated basis. This presentation is a non-GAAP measure. Management believes this information is helpful for period-over-period comparative purposes as certain of our CLOs were consolidated for only some of the periods presented below. In addition, the Non-GAAP presentation allows investors the ability to calculate management fees as a percent of AUM, a common measure used by investors to evaluate asset managers, and which is one of the performance measures upon which management is compensated. While consolidation versus deconsolidation impacts the presentation of revenues, it does not impact expenses or pre-tax income.

($ in thousands, unaudited)	Year Ended December 31,								
	GAAP			Non-GAAP adjustments			Non-GAAP - As Adjusted		
	2016	2015	2014	2016	2015	2014	2016	2015	2014
Revenues:									
Management fee income	$ 9,400	$ 6,524	$ 259	$ 2,752	$ 4,131	$ 11,770	$ 12,152	$ 10,655	$ 12,029
Distributions	—	—	—	15,725	14,676	15,720	15,725	14,676	15,720
Net realized and unrealized gains (losses)	66	(3,599)	(2,143)	2,510	(25,480)	(7,965)	2,576	(29,079)	(10,108)
Other income	3,648	3,845	9,002	(733)	(216)	—	2,915	3,629	9,002
Total revenues	$ 13,114	$ 6,770	$ 7,118	$ 20,254	$ (6,889)	$ 19,525	$ 33,368	$ (119)	$ 26,643

TiptreeInc.
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NON-GAAP RECONCILIATIONS - SENIOR LIVING

In addition to Adjusted EBITDA, we also evaluate performance of our senior living segment based on net operating income ("NOI"), which is a non-GAAP measure. NOI is a common non-GAAP measure in the real estate industry used to evaluate property level operations. We consider NOI an important supplemental measure to evaluate the operating performance of our senior living segment because it allows investors, analysts and our management to assess our unlevered property-level operating results and to compare our operating results between periods and to the operating results of other senior living companies on a consistent basis. It is also the basis upon which the management fees paid to the operators of our Managed Properties are calculated, and is a significant component of the compensation paid to Care's management team. We define NOI as rental and related revenue less property operating expense. Property operating expenses and resident fees and services are not relevant to Triple Net Lease Properties since we do not manage the underlying operations and substantially all expenses are passed through to the tenant. Our calculation of NOI may differ from similarly titled non-GAAP financial measures used by other companies. NOI is not a measure of financial performance or liquidity under GAAP and should not be considered a substitute for pre-tax income.

($ in thousands, unaudited)	Year Ended December 31, 2016			Year Ended December 31, 2015			Year Ended December 31, 2014		
	NNN Operations	Managed Properties	Senior Living Total	NNN Operations	Managed Properties	Senior Living Total	NNN Operations	Managed Properties	Senior Living Total
Rental and related revenue	$ 7,663	$ 51,973	$ 59,636	$ 6,515	$ 38,857	$ 45,372	$ 3,892	$ 16,350	$ 20,242
Less: Property operating expenses		37,502	37,502		29,279	29,279		10,571	10,571
Segment NOI	$ 7,663	$ 14,471	$ 22,134	$ 6,515	$ 9,578	$ 16,093	$ 3,892	$ 5,779	$ 9,671
Segment NOI Margin % (1)		27.8%			24.6%			35.3%	
Other income			$ 1,095			$ 757			$ 9,039
Less: Expenses									
Interest expense			8,691			6,796			4,111
Payroll and employee commissions			2,702			2,181			2,185
Depreciation and amortization			14,166			14,546			7,182
Other expenses			3,494			2,862			2,061
Pre-tax income (loss)			$ (5,824)			$ (9,535)			$ 3,171

(1) NOI Margin % is the relationship between Segment NOI and rental and related revenue.

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